Exhibit 99.1

4747 Bethesda Avenue, Suite 1100, Bethesda, MD 20814
T: (240) 507-1300, F: (240) 396-5626
www.pebblebrookhotels.com

News Release

Pebblebrook Hotel Trust Launches Private Offering of Convertible Senior Notes Due 2030

Bethesda, MD, September 16, 2025 – Pebblebrook Hotel Trust (NYSE: PEB) (the “Company”) today announced that it has launched a private placement, subject to market conditions and other factors, of $350,000,000 aggregate principal amount of Convertible Senior Notes due 2030 (the “Notes”). The Company expects to grant to the initial purchasers of the Notes an option to purchase up to an additional $50,000,000 aggregate principal amount of the Notes solely to cover over-allotments, if any, for settlement within a 13-day period beginning on, and including, the first date on which the Notes are issued.

The Company intends to use the net proceeds from the offering (and, if the initial purchasers of the Notes exercise their option to purchase additional Notes, the net proceeds from the sale of the additional Notes) to repurchase, in privately negotiated transactions, certain of its 1.75% Convertible Senior Notes due 2026 (“2026 Notes”).

In connection with such repurchases, the Company expects that holders of the 2026 Notes that sell their 2026 Notes to the Company may enter into or unwind various derivatives with respect to the Company’s common shares of beneficial interest, $0.01 par value per share (the “Common Shares”), and/or purchase or sell Common Shares in the market to hedge their exposure in connection with these transactions. The Company understands that many holders of the 2026 Notes employ a convertible arbitrage strategy with respect to the 2026 Notes and have a short position with respect to the Common Shares that they may close, through purchases of Common Shares and/or by entry into or unwinding of economically equivalent derivatives transactions with respect to the Common Shares, in connection with the Company’s repurchase of their 2026 Notes for cash. This activity could increase (or reduce the size of any decrease in) the market price of the Common Shares and/or increase the effective conversion price for the Notes at that time.

The Notes and any of the Company’s common shares (the “Common Shares”) issuable upon conversion of the Notes have not been and will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), any state securities laws or the securities laws of any other jurisdiction. The Notes may not be offered or sold in the United States or to U.S. persons absent registration or pursuant to an exemption from, or in a transaction not subject to, registration. The Notes will be offered and sold only to persons reasonably believed to be “qualified institutional buyers” pursuant to Rule 144A under the Securities Act. This press release is neither an offer to sell nor a solicitation of an offer to buy the Notes or any other securities and shall not constitute an offer to sell or a solicitation of an offer to buy, or a sale of, the Notes or any other securities in any jurisdiction in which such offer, solicitation or sale would be unlawful.

In connection with the pricing of the Notes, the Company expects to enter into one or more privately negotiated capped call transactions with certain of the initial purchasers, their respective affiliates and/or other counterparties (the “Option Counterparties”). The capped call transactions will cover, subject to customary adjustments, the number of Common Shares underlying the Notes. The capped call transactions are generally expected to reduce the potential dilution to Common Shares upon any conversion of the Notes and/or offset any cash payments the Company is required to make in excess of the principal amount of such converted Notes, as the case may be, with such reduction and/or offset subject to a cap.

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The Company has been advised that in connection with establishing their initial hedges of the capped call transactions, the Option Counterparties or their respective affiliates expect to purchase Common Shares and/or enter into various derivative transactions with respect to Common Shares concurrently with or shortly after the pricing of the Notes. This activity could increase (or reduce the size of any decrease in) the market price of Common Shares or the Notes at that time and/or increase the effective conversion price for the Notes.

In addition, the Option Counterparties or their respective affiliates may modify their hedge positions by entering into or unwinding various derivatives with respect to Common Shares and/or purchasing or selling Common Shares or other securities of the Company in secondary market transactions following the pricing of the Notes and prior to the maturity of the Notes (and are likely to do so following any conversion, repurchase, or redemption of the Notes, to the extent the Company exercises the relevant election under the capped call transactions). This activity could also cause or avoid an increase or a decrease in the market price of Common Shares or the Notes, which could affect the ability of holders to convert the Notes. To the extent the activity occurs during any observation period related to a conversion of the Notes, it could also affect the number of Common Shares and value of the consideration that holders will receive upon conversion of the Notes.

In connection with the repurchase of the 2026 Notes, the Company may also enter into agreements with the existing capped call counterparties concurrently with or shortly after the pricing of the Notes to unwind a portion of its existing capped call transactions with respect to a number of Common Shares equal to the notional shares underlying any 2026 Notes to be repurchased. In connection with the termination of these transactions, and the related unwinding of the existing hedge positions of the existing capped call counterparties with respect to such transactions, the Company expects that the existing capped call counterparties or their respective affiliates may sell Common Shares in the open market and/or enter into or unwind various derivative transactions with respect to the Common Shares concurrently with or shortly after the pricing of the Notes.

Also in connection with the pricing of the Notes, the Company intends to repurchase Common Shares, funding the repurchase with cash on hand of approximately $50.0 million. The Company expects to enter into transactions to repurchase such Common Shares from purchasers of the Notes in privately negotiated transactions effected with or through one of the initial purchasers or its affiliates concurrently with the pricing of the Notes. These repurchases could increase, or prevent a decrease in, the market price of the Common Shares at that time and/or increase the effective conversion price for the Notes.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of, the Notes in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. In addition, this press release is neither an offer to buy nor a solicitation of an offer to sell any outstanding indebtedness of the Company.

About Pebblebrook Hotel Trust

Pebblebrook Hotel Trust (NYSE: PEB) is a publicly traded real estate investment trust (“REIT”) and the largest owner of urban and resort lifestyle hotels in the United States. The Company owns 46 hotels, totaling approximately 12,000 guest rooms across 13 urban and resort markets.

This press release contains certain “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws, including those related to the offering of Notes, the use of proceeds therefrom, the capped call transactions, the timing or amount of any repurchases of Common Shares, the potential impact of the foregoing or related transactions on dilution to holders of Common Shares and the market price of Common Shares and the trading price of the Notes and whether or not the Company will consummate the offering. Forward-looking statements are generally identifiable by use of forward-looking terminology such as “may,” “will,” “should,” “potential,” “intend,” “expect,” “seek,” “anticipate,” “estimate,” “approximately,” “believe,” “could,” “project,” “predict,” “forecast,” “continue,” “assume,” “plan,” references to “outlook” or other similar words or expressions. These forward-looking statements are subject to various risks and uncertainties, many of which are beyond the Company’s control, which could cause actual results to differ materially from such statements.

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Contact:

Raymond D. Martz, Co-President and Chief Financial Officer, Pebblebrook Hotel Trust - (240) 507-1330

For additional information or to receive press releases via email, please visit
www.pebblebrookhotels.com

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